Exhibit 99.1

Contacts:

Foundry Networks	Financial Dynamics
Treasurer	Investor Relations
Michael Iburg	Jason Golz
408.207.1305	415.439.4532
miburg@foundrynet.com	jason.golz@fd.com
Foundry Networks Receives Stay of Nasdaq Delisting Decision
SANTA CLARA, Calif. — (January 29, 2007) — Foundry Networks®, Inc. (NASDAQ: FDRY), today announced that on January 25, 2007 it received a letter from The Nasdaq Stock Market, stating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has called for review of the December 12, 2006 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) regarding the Company and has stayed the Panel’s December 12, 2006 decision and any future Panel determinations to suspend the Company’s securities from trading, pending further action by the Listing Council. As previously disclosed, the Panel’s December 12, 2006 decision conditioned the Company’s continued listing on The Nasdaq Stock Market on the Company becoming current in its delinquent periodic reports, and filing any required restatements, by February 12, 2007.
During the stay, the Company’s shares will remain listed on The Nasdaq Stock Market. The Listing Council has informed the Company that no later than March 2, 2007, the Company may submit any additional information that it wishes the Listing Council to consider.
While there can be no assurance that the Company will become compliant with Nasdaq requirements that it file its periodic reports and restatement before the Listing Council takes any action lifting the stay, the Company continues to work diligently to do so.
Q4’06 Results Conference Call
The Company will be available to answer questions about today’s announcement during its next regularly scheduled quarterly results conference call, scheduled for January 31, 2007 at 2:00pm Pacific Time. The call can be accessed via a webcast at www.foundrynet.com. A Web replay will also be available for approximately 90 days at this same Web address.

About Foundry Networks
Foundry Networks, Inc. (Nasdaq: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, access routers and Metro routers. Foundry’s over 10,000 customers include the world’s premier ISPs, Metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about Foundry and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.
Forward-Looking Statements
This press release contains forward-looking statements, as defined under federal securities laws. These forward-looking statements include the statements regarding the Company’s expectations as to continued listing of its common stock on The Nasdaq Stock Market, the time of the filing of its Quarterly Reports on Form 10-Q and announcement of its financial results, and the results of the Company’s appeal of the Nasdaq notice of potential delisting of the Company’s stock on the Nasdaq market. These statements are predictions and are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. These risks include, but are not limited to, (i) the possibility that, even with the Listing Council’s stay of the Panel’s December 12, 2006 decision, the Company might not be able to comply with the Nasdaq listing requirements and may, after the Listing Council’s review or upon lifting of the stay, be delisted and (ii) other events and other important factors disclosed previously and from time to time in the Company’s filings with the Securities and Exchange Commission. Foundry assumes no obligation to update the information in this press release.